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                                                                    EXHIBIT 23.1



We consent to the incorporation by reference in this Form 8-K of our report dated February 15, 1997, except for Note 2 for which the date is November 20, 1997, on our audit of the consolidated financial statements of Individual, Inc. as of December 31, 1996 and 1995, and for the three years in the period ended December 31, 1996, appearing in the registration statement on Form S-4 (SEC File No. 333-44887) of Desktop Data, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



                                                    /s/ Coopers & Lybrand L.L.P.
                                                    ----------------------------
                                                        Coopers & Lybrand L.L.P.


Boston, Massachusetts
March 6, 1998